EXHIBIT 10.5
                                    FORM OF
                          MANAGEMENT SERVICES AGREEMENT

              Dated as of the ____________ day of ___________, 1997
                                 by and between

                        AMERICAN MEDICAL PROVIDERS, INC.

                                       and
                           ---------------------------
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                                TABLE OF CONTENTS
                                                                            PAGE
ARTICLE 1  Definitions.......................................................  1
    Section 1.1    Definitions...............................................  1

ARTICLE 2  Relationship of the Parties.......................................  8

ARTICLE 3  Services to be Provided by Administrator..........................  9
    Section 3.1    Overall Function..........................................  9
    Section 3.2    General Administrative Services...........................  9
    Section 3.3    Facilities................................................ 11
        (a)     Premises..................................................... 11
        (b)     Personal Property............................................ 12
        (c)     Expenses..................................................... 12
        (d)     Disposition.................................................. 12
    Section 3.4    Acquisition and Assistance................................ 12
    Section 3.5    Financial Planning and Budgeting.......................... 12
    Section 3.6    Inventory and Supplies.................................... 13
    Section 3.7    Marketing, Advertising and Public Relations............... 13
    Section 3.8    Personnel................................................. 13
    Section 3.9    Provider and Payor Relationships.......................... 14
    Section 3.10   Quality Assurance......................................... 14
    Section 3.11   Other Consulting and Advisory Services.................... 14
    Section 3.12   Events Excusing Performance............................... 14

ARTICLE 4  Obligations of the Group Practice................................. 15
    Section 4.1    Employment of Physician Employees; Distributions to
                    Physicians Stockholders.................................. 15
    Section 4.2    Professional Services..................................... 15
    Section 4.3    Medical Practices......................................... 15
    Section 4.4    Group Practice's Internal Matters......................... 16
    Section 4.5    Group Practice Board Meetings............................. 16
    Section 4.6    Name...................................................... 16
    Section 4.7    Compliance with Laws...................................... 16
    Section 4.8    Ancillary Operations...................................... 17
    Section 4.9    Premises and Personal Property............................ 17
    Section 4.10   Group Practice Employee Benefit Plans..................... 18

ARTICLE 5  Joint Planning Board.............................................. 19

                                       (i)
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ARTICLE 6  Restrictive Covenants and Liquidated Damages...................... 20
    Section 6.1    Restrictive Covenants of the Group Practice............... 20
        (a)     Noncompetition............................................... 20
        (b)     Acknowledgment of Proprietary Interest....................... 21
        (c)     Covenant Not-to-Divulge Confidential and Proprietary
                 Information................................................. 21
        (d)     Return of Materials to Administrator......................... 21
        (e)     Return of Materials to the Group Practice.................... 21
    Section 6.2    Restrictive Covenants and Liquidated Damages Provisions... 22
    Section 6.3    Enforcement of Physician Agreements....................... 22
        (a)     Enforceability of Liquidated Damages Provisions.............. 22
        (b)     Enforcement of Restrictive Covenants and Other Provisions.... 23
    Section 6.4    Remedies.................................................. 23

ARTICLE 7  Financial and Security Arrangements............................... 24
    Section 7.1    Service Fees.............................................. 24
        (a)     Management of Professional Services.......................... 24
    Section 7.2    Payments.................................................. 24
    Section 7.3    Repayment................................................. 24
    Section 7.4    Security Agreement........................................ 24
    Section 7.5    Performance Incentive/Reduction........................... 25

ARTICLE 8  Records........................................................... 25

ARTICLE 9  Insurance and Indemnity........................................... 26
    Section 9.1    Insurance to be Maintained by the Group Practice.......... 26
    Section 9.2    Insurance to be Maintained by Administrator............... 26
    Section 9.3    Continuing Liability Insurance Coverage................... 26
    Section 9.4    Additional Insured........................................ 26
    Section 9.5    Indemnification........................................... 26
    Section 9.6    Guaranty.................................................. 27

ARTICLE 10  Term and Termination............................................. 27
    Section 10.1   Term of Agreement......................................... 27
    Section 10.2   Extended Term............................................. 27
    Section 10.3   Termination by the Group Practice......................... 27
    Section 10.4   Termination by Administrator.............................. 28
    Section 10.5   Effective Date of Termination............................. 28
    Section 10.6   Effect Upon Termination................................... 28

ARTICLE 11  General Provisions............................................... 29
    Section 11.1   Assignment................................................ 29
    Section 11.2   Amendments................................................ 29
    Section 11.3   Waiver of Provisions...................................... 29
    Section 11.4   Additional Documents...................................... 30

                                      (ii)
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    Section 11.5   Attorneys' Fees........................................... 30
    Section 11.6   Contract Modifications for Prospective Legal Events....... 30
    Section 11.7   Parties In Interest; No Third Party Beneficiaries......... 30
    Section 11.8   Entire Agreement.......................................... 30
    Section 11.9   Severability.............................................. 30
    Section 11.10  Governing Law............................................. 31
    Section 11.11  No Waiver; Remedies Cumulative............................ 31
    Section 11.12  Arbitration and Mediation................................. 31
        (a)     Mediation.................................................... 31
        (b)     Binding Arbitration.......................................... 32
    Section 11.13  Communications............................................ 33
    Section 11.14  Captions.................................................. 33
    Section 11.15  Gender and Number......................................... 33
    Section 11.16  Reference to Agreement.................................... 33
    Section 11.17  Notice.................................................... 33
    Section 11.18  Counterparts.............................................. 34
    Section 11.19  Defined Terms............................................. 34

                                      (iii)
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                                    FORM OF
                          MANAGEMENT SERVICES AGREEMENT

        This Management Services Agreement (this "Agreement"), dated as of _________________, 1997, is by and among American Medical Providers, Inc., a Delaware corporation, ("AMP"), and its affiliates (collectively, "Administrator") and ______________________ a [STATE] PROFESSIONAL LIMITED LIABILITY COMPANY (the "Group Practice").

                                   WITNESSETH:

        WHEREAS, the Group Practice will conduct a podiatric medical practice in the ____________________ area and will provide professional podiatric care and products to the general public; and

        WHEREAS, Administrator is in the business of owning certain assets of medical practices and providing consulting, administrative, and other support services to and furnishing medical practices with the necessary facilities, equipment, non-physician personnel, supplies and non-physician support staff services; and

        WHEREAS, the Group Practice desires to obtain the services of Administrator in performing functions so as to permit the Group Practice to devote its efforts on a concentrated and continuous basis to the rendering of medical services to its patients; and

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE 1

                                   Definitions

        SECTION 1.1 DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply:

        (a) "ACCOUNTING CENTER" shall mean the separate accounting centers within the Group Practice established for a subgroup of the Group Practice, consisting of a single or multiple Physicians in accordance with the Physician Engagement Agreements.

        (b) "ACQUISITIONS" shall mean the acquisition transactions described in the Acquisition Agreements.

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        (c) "ACQUISITION AGREEMENTS" shall mean the Business Purchase Agreement, the Physician Employment Agreement, and the Physician Engagement Agreement of even date herewith by and between Administrator and (1) the Group Practice, (2) the Physician Stockholders, (3) the Physician Employees and/or (4) the predecessor employers of Physician Stockholders.

        (d) "ACQUISITION CONSIDERATION" shall mean the AMP Common Stock and other consideration furnished pursuant to the Acquisition Agreements by AMP in connection with the Acquisition.

        (e) "ACQUISITION EFFECTIVE DATE" shall mean the date the Acquisition is effective pursuant to the terms of the Acquisition Agreements.

        (f) "ADJUSTMENTS" shall mean any adjustments for uncollectible accounts, discounts, Medicare and Medicaid disallowances, workers' compensation , employee/dependent health care benefit programs, professional courtesies and other activities to the extent they do not generate a collectible fee or offset a fee previously recorded.

        (g) "ADMINISTRATOR EXPENSE" shall mean, pursuant to GAAP applied on a consistent basis for each Accounting Center of the Group Practice:

                (i) Any corporate overhead charges of Administrator and other items incurred by Administrator that are not incurred specifically for the purpose of providing services to the Group Practice or are not directly attributable to the Group Practice as reasonably determined by Administrator, including, without limitation, salaries and benefits of executive officers of Administrator, except as otherwise provided for in the definition of Group Practice Expenses;

                (ii) Any amortization of any intangible asset resulting from the Acquisition;

                (iii) Any depreciation attributable to increases in the book value of tangible depreciable assets resulting from the Acquisition;

                (iv) Any legal and accounting expenses incurred by Administrator in connection with the Acquisition;

                (v) All taxes of Administrator, including but not limited to state and federal income taxes and franchise taxes; but excluding state and federal employee taxes related to employees who provide services for the Group Practice, property taxes on assets used by the Group Practice and other taxes specifically included in Group Practice Expenses.

                (vi) Any expenses, whether for premiums or otherwise, related to disability or life insurance for any Physician where the beneficiary thereof is Administrator.

                (vii) Any other expenses specifically included in "Administrator Expenses" in this Agreement.

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        (h) "AFFILIATE" with respect to any person shall mean a person that directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, such person. Neither Administrator nor the Group Practice is deemed to be an Affiliate of the other.

        (i) "AMP COMMON STOCK" shall mean the common stock, par value $0.01 per share, of AMP.

        (j) "AMP GROUP" shall mean Administrator and its Affiliates and all professional associations or corporations or other entities for which Administrator, AMP, or their Affiliates provide management services.

        (k) "ANCILLARY EMPLOYEES" shall mean those individuals who are employed by or otherwise under contract or associated with Administrator to provide services in the ancillary areas of the Group Practice's practice.

        (l) "ANCILLARY EXPENSES" shall mean, pursuant to GAAP applied on a consistent basis for each Accounting Center of the Group Practice, all operating and non-operating expenses of Administrator incurred in the operation of Ancillary Services on behalf of the Group Practice pursuant to this Agreement, and all operating and non-operating expenses of the Group Practice incurred by the Group Practice in the operation of Ancillary Services on behalf of the Group Practice, including, without limitation, all expenses normally included within the definition of Group Practice Expenses and specifically including all costs associated with Ancillary Employees.

        (m) "ANCILLARY REVENUE" for any month shall mean, all fees and income of each Accounting Center of the Group Practice that, pursuant to GAAP applied on a consistent basis, should be recorded each month (net of adjustments) by or on behalf of the Group Practice from the provision of Ancillary Services to the patients of the Group Practice.

        (n) "ANCILLARY SERVICES" shall mean any and all services, products or other fee generating activities provided to the patients of the Group Practice and not resulting from direct professional medical services or incident to such professional medical services by Physician Stockholders, Physician Employees or Physician Extender Employees of the Group Practice.

        (o) "ANNUAL CONTRIBUTION" shall mean for any given calendar year an amount equal to the aggregate Group Practice Revenues for such calendar year less the aggregate Group Practice Expenses for such year.

        (p) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        (q) "CONFIDENTIAL AND PROPRIETARY INFORMATION" shall have the meaning set forth in Section 6.

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        (r) "CURRENT PHYSICIAN RESTRICTIVE COVENANTS" shall have the meaning set forth in Section 6.2.

        (s) "DESIGNATED HEALTH SERVICES" shall have the meaning assigned to such term in Stark.

        (t) "DISPUTE" shall have the meaning set forth in Section 11.12.

        (u) "ERISA" shall have the meaning set forth in Section 4.10(c).

        (v) "EXCLUDED GROUP PRACTICE EXPENSES" shall mean, pursuant to GAAP applied on a consistent basis, for each Accounting Center of the Group Practice:

                (i) any salaries or other distributions made to Physicians, whether for professional fee income or otherwise, and any expenses related thereto, including payroll and other taxes associated therewith;

                (ii) any federal, state or other income taxes applicable to the Group Practice;

                (iii) any expenses, whether for premiums or otherwise, related to disability or life insurance for any Physician where the beneficiary thereof has been named by the Physician,

                (iv) all costs, expenses and liabilities incurred by the Group Practice or Administrator for professional liability insurance,

                (v) any expenses described in any Physician Employment Agreement for a Physician Employee,

                (vi) any expenses described in any Physician Engagement Agreement for a Physician Stockholder,

                (vii) expenses related to professional meetings, seminars and dues and professional licensing fees related to the business of the Group Practice;

                (viii) any contributions to any Group Practice Plan for the benefit of any Physician, and

                (ix) any other expenses specifically included in "Excluded Group Practice Expenses" in this Agreement.

        (w) "FUTURE PHYSICIAN RESTRICTIVE COVENANTS" shall have the meaning set forth in Section 6.2.

        (x) "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and the Securities and Exchange Commission or in such other statements by such other entity

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or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination. For purposes of this Agreement, GAAP shall be applied on an accrual basis.

        (y) "GROUP PRACTICE" shall include the Group Practice as defined in the first paragraph of this Agreement and all Accounting Centers, satellite locations and related businesses of such Group Practice.

        (z) "GROUP PRACTICE EXPENSES" shall mean, pursuant to GAAP applied on a consistent basis, for each Accounting Center of the Group Practice, all operating and non-operating expenses of Administrator incurred specifically for and directly attributable to the operation of the Group Practice pursuant to this Agreement, and all operating and non-operating expenses of the Group Practice incurred by the Group Practice in the operation of the Group Practice, including, without limitation:

                (i) Salaries, benefits and other direct costs of all employees of Administrator who perform services for the Group Practice (other than Group Practice Physician Employees), including, without limitation, federal and state employee taxes and costs of workers' compensation.

                (ii) Direct costs of all employees or consultants of Administrator engaged to provide services at or in connection with the Group Practice or who actually provide services at or in connection with the Group Practice for improved performance, such as quality assurance, materials management, purchasing, charge and coding analysis, physician recruitment and business office consultant; provided, however, only the portion of expenses related to such employee or consultant, without mark-up, that is allocable to work performed at or for the benefit of the Group Practice shall be included in Group Practice Expenses.

                (iii) The obligations of Administrator, including capital costs, depreciation and amortization, leases or subleases for assets which are leased or utilized for the benefit of the Group Practice, including, without limitation, any subleases between any Affiliates included in Administrator, provided that the rent payable under such subleases shall not exceed the rent payable by such Affiliate.

                (iv) Personal and intangible property taxes assessed against Administrator's or its Affiliate's assets which are leases or utilized for the benefit of the Group Practice, commencing on the date of this Agreement.

                (v) Interest expense on indebtedness (1) assumed by Administrator as a result of the Acquisition or (2) funds expended by Administrator (a) to finance or refinance obligations assumed by Administrator at the time of the Acquisition and/or (b) in connection with making advances and capital available to the Group Practice and in providing other services pursuant to this Agreement.

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                (vi) Any provider tax assessed against the Group Practice by the
        State and any sales and use taxes assessed against the Group Practice related to Group Practice operations or assessed against Administrator related to services provided hereunder.

                (vii) All expenses specifically included in "Group Practice Expenses" in this Agreement.

                (viii) All expenses, whether for premiums or otherwise, related to life insurance for any Group Practice Physician Stockholder where the beneficiary thereof is the Group Practice.

                (ix) Other expenses incurred by Administrator in providing services for the direct benefit of the Group Practice and in carrying out its obligations under this Agreement.

Provided, however, that, notwithstanding anything contained herein, Administrator Expenses, Ancillary Expenses and Excluded Group Practice Expenses shall not be included in Group Practice Expenses.

        (aa) "GROUP PRACTICE FUNDS" shall indicate for the relevant period an amount equal to Group Practice Revenues less than the sum of Group Practice Expenses and the Service Fees, for each Accounting Center of the Group Practice.

        (ab) "GROUP PRACTICE PLAN" shall have the meaning set forth in Section 4.10(a).

        (ac) "GROUP PRACTICE REVENUES" for any month shall mean all fees and income of each Accounting Center of the Group Practice that, pursuant to GAAP applied on a consistent basis, should be recorded each month (net of Adjustments) by or on behalf of the Group Practice, including, without limitation, the fees generated as a result of professional medical services furnished to patients by Physician Employees, including Physician Extender Employees, and other fees or income generated in their capacity as professionals, whether rendered in an inpatient or outpatient setting, including, but not limited to, medical director fees or technical fees from medical ancillary services and consulting fees, but shall not include (i) any income or revenue received by any Group Practice Physician Employee individually from the activities listed in Schedule A to the applicable Physician Employment Agreement or Physician Engagement Agreement, (ii) liquidated damages received by the Group Practice or the Administrator pursuant to Section 6.2 or 6.3, or (iii) Ancillary Group Practice Revenues as defined herein.

        (ad) "IRS" shall mean the Internal Revenue Service.

        (ae) "JOINT PLANNING BOARD" shall mean a six (6) member joint board established pursuant to Article 5.

        (af) "LD CAUSES OF ACTION" shall have the meaning set forth in Section 6.3(a).

        (ag) "LIQUIDATED DAMAGES" shall have the meaning set forth in Section 6.3(a).

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        (ah) "LIQUIDATED DAMAGES PROVISIONS" shall have the meaning set forth in
Section 6.2.

        (ai) "MANAGED CARE CONTRACTS" shall have the meaning set forth in
Section 3.9.

        (aj) "MANAGED CARE PAYORS" shall have the meaning set forth in Section 3.9.

        (ak) "MEDICAL WASTE" includes, but is not limited to, (i) pathological waste, (ii) blood, (iii) sharps, (iv) wastes from surgery or autopsy, (v) dialysis waste, including contaminated disposable equipment and supplies, (vi) cultures and stocks of infectious agents and associated biological agents, (vii) contaminated animals, (viii) isolation wastes, (ix) contaminated equipment, (x) laboratory waste, (xi) any substance, pollutants material or contaminants listed or regulated under any Medical Waste Law, and (xii) other biological Waste and discarded materials contaminated with or exposed to blood, excretion, or secretions from human beings or animals.

        (al) "MEDICAL WASTE LAWS" shall mean the following, including regulations promulgated and orders issued thereunder, all as may be amended from time to time: (i) the MWTA, (ii) the U.S. Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 USCA ss.ss. 2501 ET SEQ., (iii) the Marine Protection, Research, and Sanctuaries Act of 1972, 33 USCA ss.ss.1401 ET SEQ.,
(iv) The Occupational Safety and Health Act, 29 USCA ss.ss.651 ET M., (v) the United States Department of Health and Human Services, National Institute for Occupational Safety and Health, Infectious Waste Disposal Guidelines, Publication No. 88-119, and (vi) any other federal, state, regional, county, municipal or other local laws, regulations and ordinances insofar as they purport to control Medical Waste, or impose requirements relating to Medical Waste.

        (am) "PAYMENT DATE" shall have the meaning set forth in Section 7.3.

        (an) "PERSONAL PROPERTY" shall have the meaning set forth in Section 3.3(b).

        (ao) "PHYSICIAN" shall mean all Physician Stockholders and Physician Employees, as defined below.

        (ap) "PHYSICIAN EMPLOYMENT AGREEMENT" shall mean the employment agreement entered into between the Group Practice and Physician Employees, whether on the date hereof or on any date hereafter during the term of this Agreement and any extension thereof.

        (aq) "PHYSICIAN EMPLOYEES" shall mean those individuals who are physicians employed by the Group Practice under a Physician Employment Agreement, or who are otherwise under contract or associated with the Group Practice to provide professional medical services to patients of the Group Practice except those individuals employed under a Physician Engagement Agreement.

        (ar) "PHYSICIAN ENGAGEMENT AGREEMENT" shall mean the engagement agreement entered into between the Group Practice and Physician Stockholders, whether on the date hereof or on any date hereafter during the term of this Agreement and any extensions thereof.

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        (as) "PHYSICIAN EXTENDER EMPLOYEES" shall mean those individuals who are employed by or otherwise under contract or associated with Administrator as nurse anesthetists, physicians assistants, nurse practitioners or similar positions, or any position that generates a professional charge, but shall not include Ancillary Employees.

        (at) "PHYSICIAN STOCKHOLDER" shall mean those individuals engaged by the Group Practice under a Physician Engagement Agreement.

        (au) "PLANS" shall have the meaning set forth in Section 4.10(a).

        (av) "PREMISES" shall mean the premises provided to the Group Practice pursuant to Section 3.3.

        (aw) "RESTRICTIVE COVENANTS" shall mean the Current Physician Restrictive Covenants and the Future Physician Restrictive Covenants.

        (ax) "SERVICE FEE" shall have the meaning set forth in Section 7. 1 (b).

        (ay) "STARK" shall mean the anti-selfreferral provisions for certain health services found in 42 U.S.C. ss. 1395nn and all rules and regulations promulgated thereunder, as such may be amended or revised from time to time.

        (az) "STATE" shall mean the State of ___________________.

        (ba) "TAX RETURNS" shall include all federal, state, local, franchise, property and other tax returns.

        (bb) "TERMINATION DATE" shall have the meaning set forth in Section
10.5.

        (bc) "TERMINATION NOTICE" shall have the meaning set forth in Section 10.5(a).

                                    ARTICLE 2

                           Relationship of the Parties

        The Group Practice and Administrator intend to act and perform as independent contractors, and the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties. Administrator and the Group Practice agree that the Group Practice shall retain the exclusive authority to direct the medical, professional, and ethical aspects of its medical practice. Administrator shall neither exercise control over nor interfere with the physician-patient relationships of the Group Practice, which shall be maintained strictly between the physicians of the Group Practice and their patients. The parties hereby agree that the benefits to the Group Practice hereunder do not require, are not payment for and are not in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by Administrator or any of its Affiliates to any of

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the Group Practice's patients in any ancillary service controlled, managed or operated by Administrator.

                                    ARTICLE 3

                    Services to be Provided by Administrator

        SECTION 3.1 OVERALL FUNCTION. Administrator shall provide or arrange for the services set forth in this Article 3 and the costs, fees, expenses and other disbursements incurred by Administrator in connection therewith shall be included in Group Practice Expenses, except to the extent such costs, fees or expenses are Excluded Group Practice Expenses, Administrator Expenses or Ancillary Expenses. Administrator is authorized to perform its services hereunder as is necessary or appropriate for the efficient operation of the Group Practice, including, without limitation, performance of some of the business office functions at locations other than the Group Practice. The Group Practice will not act in a manner which would prevent Administrator from performing its duties hereunder and will provide such information and assistance to Administrator as is reasonably required by Administrator to perform its services hereunder. Administrator shall use its best efforts to cause its employees, to comply with all applicable federal, state and local laws, rules and regulations in its provision of services hereunder.

        SECTION 3.2 GENERAL ADMINISTRATIVE SERVICES.

        (a) The Group Practice hereby engages Administrator to serve as its exclusive manager and administrator of non-physician services relating to the operation of the Group Practice, subject to matters reserved for the Group Practice or referred to the Joint Planning Board as herein contemplated, and Administrator shall have all necessary authority to perform such services. The Group Practice agrees that the purpose and intent of this Agreement is to relieve the Physician Employees to the maximum extent possible of the administrative, accounting, purchasing, non-physician personnel and other business aspects of its practice. Administrator agrees that only the Group Practice and Physician Employees, will perform the medical functions of its practice. Administrator shall have no authority, directly or indirectly, to perform or supervise, and shall not perform or supervise, any medical function. Administrator may, however, advise the Group Practice as to the relationship between its performance of medical functions and overall administrative and business functions of its practice to the extent permitted by applicable law.

        (b) Administrator shall, in the name of and on behalf of the Group Practice, bill patients, insurance companies and other third-party payors and collect the professional fees for medical services rendered by the Group Practice in the Group Practice, for services performed outside the Group Practice for its hospitalized patients, and for other professional and Group Practice services and products. The Group Practice hereby appoints Administrator for the term of this Agreement to be its true and lawful attorney-in-fact, for the following purposes: (i) to bill patients, insurance companies and other third-party payors in the Group Practice's name and on

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its behalf, (ii) to collect accounts receivable resulting from such billing in the Group Practice's name and on its behalf, (iii) to receive payments on behalf of the Group Practice from insurance companies, prepayments received from health care plans, Medicare, Medicaid and all other third party payors; (iv) to take possession of and endorse in the name of the Group Practice (and/or in the name of an individual physician), such payments intended for the purpose of payment of a physician's bill related to the Group Practice, and notes, checks, money orders, insurance payments and other instruments received in payment of accounts receivable; and (v) to initiate the institution of legal proceedings in the name of the Group Practice or a Physician Employee to collect any accounts and monies owed to the Group Practice or the Physician Employee, to enforce the rights of the Group Practice or the Physician Employee as creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or their fiscal intermediaries) as third-party payors. All monies shall be accounted for by Administrator as being distinctly attributable to the Group Practice. The Group Practice may perform the functions or exercise the rights set forth in this Section 3.2(b) only with the consent of Administrator. The Group Practice shall execute a Power of Attorney in form and substance acceptable to the parties hereto in connection with the rights and powers granted to Administrator pursuant to this Section 3.2(b). The Group Practice shall cooperate with and at the request of Administrator shall provide reasonable assistance to Administrator regarding the functions set forth herein. In the performance of the services described in the Section 3.2(b), Administrator shall use commercially reasonable efforts to collect such professional fees and still comply with all applicable managed care contracts and all applicable laws, rules and regulations.

        (c) Administrator shall supply to the Group Practice the ordinary, necessary or appropriate services for the efficient operation of the Group Practice, including without limitation, necessary clerical, accounting, purchasing, payroll, legal, bookkeeping and computer services, information management, preparation of Tax Returns, printing, postage and duplication services and medical transcribing services; provided, however, that the Group Practice may elect to prepare its own Tax Returns, in which case, the cost of preparing such Tax Returns in excess of $1,500 per annum shall be included in Excluded Group Practice Expenses. Administrator shall prepare monthly unaudited financial statements for the Group Practice containing a balance sheet, income statement and cash flow statement, which shall be delivered to the Group Practice as soon as practicable, but not later than thirty (30) days after the end of each calendar month. The Group Practice may elect, no more than annually, to have an audit conducted with respect to such financial statements, in which case the cost of such audit shall be included in Excluded Group Practice Expenses.

        (d) Administrator shall maintain all files and records relating to the operation of the Group Practice, including, but not limited to, accounting, billing, collection and customary financial records and patient files. The management of all files and records shall comply with all applicable federal, state and local statutes and regulations, and all files and records shall be located so that they are readily accessible for patient care, consistent with ordinary records management practices. The Group Practice shall supervise the preparation of, and direct the contents of, patient medical records, all of which shall remain confidential. All original patient

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records contributed to the Group Practice by the Group Practice Physician
Stockholders shall be and remain the property of the Group Practice and all original patient records created after the Acquisition Effective Date by the Group Practice shall be and remain the property of the Group Practice. At such time as this Agreement expires or terminates, (i) Administrator will provide the Group Practice with the original patient records that it owns, if any (or true and complete copies thereof, if Administrator shall be prevented by any applicable laws, regulations or accreditation policies from providing the Group Practice with the original records), of all continuing patients of the Group Practice, but subject to applicable laws, regulations and accreditation policies, Administrator shall be permitted to retain true and complete copies of such records (and shall retain the original records if, for any of the foregoing reasons, it is prevented from providing them to the Group Practice), and (ii) subject to applicable laws, regulations and accreditation policies, the Group Practice will, if requested by Administrator, provide Administrator with true and complete copies of the original patient records that it owns. Administrator hereby agrees to preserve the confidentiality of such patient medical records and to use the information in such records only for the limited purposes necessary to perform management services, and, within the limits of its responsibilities hereunder, to ensure that provision is made for appropriate care for patients of the Group Practice.

        (e) Administrator shall take such action in the name of and on behalf of the Group Practice to collect fees and pay in a timely manner all Group Practice Expenses, except as otherwise agreed among Administrator and the Group Practice.

        (f) Administrator shall, upon the terms and at the times as mutually agreed by Administrator and the Group Practice (but in no event less frequently than monthly), distribute the Group Practice Funds to the Group Practice Accounting Centers, with appropriate adjustments made to reflect any Group Practice Expenses paid by the Administrator and not reimbursed by Group Practice or Group Practice Revenues collected or received by the Group Practice and not remitted to Administrator.

        SECTION 3.3 FACILITIES.

        (a) PREMISES. Administrator shall make available to the Group Practice the Premises that are described in Schedule 3.3 attached hereto and such other real property acquired (with the consent of the Group Practice) and improvements made by Administrator for the use of the Group Practice hereunder; provided, that in the event Administrator's rights to use any such Premises shall terminate, Administrator shall use its best efforts to provide other suitable Premises to be used by the Group Practice, which Premises shall be approved by the Group Practice, such approval not to be unreasonably withheld. Administrator shall obtain for the Group Practice all utilities reasonably required in connection with the use of the Premises and shall provide for the proper cleanliness of the Premises, including normal janitorial services and refuse disposal. Administrator shall maintain the Premises and make all necessary repairs thereto.

        (b) PERSONAL PROPERTY. Administrator shall provide the Group Practice with the use of the equipment, furniture, fixtures, furnishings and other personal property acquired by Administrator in the Acquisitions, together with such other equipment, furniture, fixtures, furnishings and other personal property acquired by Administrator for the use of Group Practice pursuant to the terms hereof (collectively, the "Personal Property"). Administrator shall maintain the Personal Property and make necessary repairs thereto.

        (c) EXPENSES. All costs, fees, expenses and other disbursements incurred by Administrator or the Group Practice in connection with the Premises and the Personal Property, including, without limitation, all costs of repairs, maintenance and improvements, utility expenses (i.e., telephone, electric, gas and water), janitorial services, refuse disposal, real or personal property lease cost payments and expenses, interest, principal and other debt service or refinancing payments and expenses, depreciation, taxes and casualty, liability and other insurance, shall be included in Group Practice Expenses, provided that the lesser of depreciation or principal payments for the same assets shall not both be included in Group Practice Expenses.

        (d) DISPOSITION. Nothing herein shall be construed as precluding Administrator from selling, leasing or otherwise disposing of all or any part of its real property, improvements, Personal Property, tradenames, trademarks and other intangible property; provided that any such disposition shall not eliminate or diminish Administrator's obligations hereunder.

        SECTION 3.4 ACQUISITION AND ASSISTANCE. In the event a decision is made by the Group Practice to employ additional physicians or acquire physician groups or practices and if requested by the Group Practice, Administrator may, in its sole discretion, assist the Group Practice in the identification and selection of physicians or physician groups or practices that may be beneficial in providing the services and products of the Group Practice. In the event that a decision is made by the Group Practice to pursue the employment of selected physicians or the acquisition of a particular physician group or practice, Administrator may, in its sole discretion, if requested by the Group Practice, provide recruiting, consulting, negotiating and other services and may provide for legal, accounting and other professional advisor services in connection with such transaction. Nothing contained herein shall be construed to require Administrator to provide any capital, funds or other assistance to the Group Practice in connection with the employment of physicians or acquisition of physician groups or practices by the Group Practice.

        SECTION 3.5 FINANCIAL PLANNING AND BUDGETING.

        (a) Subject to the terms contained herein, Administrator will make funds available for capital expenditures and improvements by Administrator on behalf of the Group Practice. Requests for expenditures and improvement projects shall be prepared by the Joint Planning Board in consultation with the Group Practice and Administrator. All requests for capital expenditures and improvements at the Group Practice in excess of $5,000 individually and $20,000 in the aggregate for any calendar year must be approved by the Board of Directors of Administrator.

        (b) Administrator shall consult with the Group Practice and the Joint Planning Board, in the preparation of all annual capital and operating budgets. Combined annual budgets for the Group Practice shall be subject to the review, amendment and approval or disapproval of the Board of Directors of Administrator (or a committee designated by such Board of Directors) and the Group Practice. In the event Administrator and the Group Practice can not reach agreement on such budgets, the next previously agreed to budgets shall remain in effect with an adjustment to all items not to exceed three percent (3%).

        SECTION 3.6 INVENTORY AND SUPPLIES. Administrator shall order and purchase inventory and supplies, and such other ordinary, necessary or appropriate materials which are requested by the Group Practice and which the Group Practice shall reasonably determine to be necessary in the operation of the Group Practice. Supplies and inventory to be used directly in patient care and providing medical services shall be of the type and quality specified by the Group Practice. Such inventory, supplies and other materials shall be included in Group Practice Expenses at their cost to Administrator, as the case may be.

        SECTION 3.7 MARKETING, ADVERTISING AND PUBLIC RELATIONS. In consultation with the Joint Planning Board and the Group Practice, Administrator shall implement (and design where requested) any appropriate local marketing, public relations or advertising program on behalf of the Group Practice, with appropriate emphasis on public awareness of the availability of services at the Group Practice. Prior to publication or distribution of marketing or public relations material or information, Administrator shall submit such material to the Group Practice for its review and approval, which approval shall not be unreasonably withheld. However, if Administrator does not receive a response from Group Practice regarding a submission of material within ten (10) days of such submission, Administrator may continue as if it had received approval from Group Practice. Administrator shall also design and implement all national or other non-local public relations or advertising programs on behalf of the Group Practice, the cost of which shall be included in Administrator Expenses, except to the extent such national programs are reasonably designed to replace or supplement the marketing benefits derived from local marketing, public relations or advertising programs, in which case, such costs will be included in Group Practice Expenses. The parties hereto agree that all public relations and advertising programs shall be conducted in compliance with applicable standards of medical ethics, laws and regulations.

        SECTION 3.8 PERSONNEL. Except as specifically provided in Section 5(b) of this Agreement, Administrator shall employ or otherwise retain and shall be responsible for selecting, hiring, training, supervising, and terminating, all management, administrative, clerical, secretarial, bookkeeping, accounting, payroll, billing and collection and other personnel as Administrator deems reasonably necessary and appropriate for Administrator's performance of its duties and obligations under this Agreement. Consistent with reasonably prudent personnel management policies, Administrator shall seek and consider the advice, input, and requests of the Group Practice in regard to personnel matters. Administrator shall have sole responsibility for determining the salaries and providing such fringe benefits, and for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable law or governmental requirement. Notwithstanding the foregoing, it is clearly understood that Physicians shall exercise control over all actions taken by personnel with regard to the rendering of medical services to the same extent Physicians would exercise such control if such personnel were directly employed by Physician.

        SECTION 3.9 PROVIDER AND PAYOR RELATIONSHIPS. Administrator shall provide financial and business assistance to the Group Practice in the negotiation, establishment, supervision and maintenance of contracts and relationships (collectively, the "Managed Care Contracts") with all managed care, institutional health care providers and payors, health maintenance organizations, preferred provider organizations, exclusive provider organizations, Medicare, Medicaid and other similar persons (collectively, "Managed Care Payors"). Approval, disapproval, termination or amendment of any contract or relationship with such Managed Care Payors and the Group Practice shall be the responsibility of the Group Practice and the Joint Planning Board; provided, however, that should a contract or relationship between any Managed Care Payor and the Group Practice involve or affect a contract or relationship between a Managed Care Payor and Administrator or a person or entity serviced or managed by Administrator and a consensus among such affected Affiliates and serviced entities cannot be reached regarding the contract or relationship, then the ultimate decision as to the approval, disapproval, termination or amendment of the contract or the relationship between such Affiliates and other affected or involved serviced clinics and such Managed Care Payor, and such decision involving the Group Practice and such Managed Care Payor, shall be made by the Board of Directors of AMP.

        SECTION 3.10 QUALITY ASSURANCE. Subject to Article 2, Administrator shall assist the Group Practice in fulfilling its obligations to its patients to maintain a high quality of medical and professional services. Any expenses that are related to the overall maintenance of Administrator's quality assurance program shall be included in Administrator Expenses; provided, however, that any expenses related to such program that are incurred for services provided for the direct benefit of the Group Practice shall be included in Group Practice Expenses.

        SECTION 3.11 OTHER CONSULTING AND ADVISORY SERVICES. Administrator will provide such consulting and other advisory services as requested by the Group Practice in all areas of the Group Practice's business functions, including, without limitation, financial planning, acquisition and expansion strategies, development of long-term business objectives and other related matters.

        SECTION 3.12 EVENTS EXCUSING PERFORMANCE. In the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies or other events over which Administrator has no control, Administrator shall not be liable to the Group Practice for failure to perform any of the material services required hereunder and the Group Practice shall not have the right to terminate this Agreement pursuant to Section 10.3(b), for so long as such events continue and for a reasonable period of time thereafter; provided, however, that if such events continue and Administrator is not able to perform any of the services required hereunder for a period of 180 consecutive days or more, either Administrator or Group Practice may terminate this Agreement by written notice to the other.

                                    ARTICLE 4

                        Obligations of the Group Practice

        SECTION 4.1 EMPLOYMENT OF PHYSICIAN EMPLOYEES; DISTRIBUTIONS TO PHYSICIANS STOCKHOLDERS. The Group Practice shall have complete control of and responsibility for the hiring, compensation, supervision, training, evaluation and termination of its Physician Employees, although Administrator and/or the Joint Planning Board shall consult with the Group Practice with respect to such matters. The Group Practice shall conduct an appropriate and reasonable due diligence review in connection with the hiring of any physician or the acquisition of any physician group or practice and shall compensate such Physician Employees in amounts not to exceed amounts which are reasonable and customary for physicians of comparable skills and experience in the community where the Group Practice is located. Although Administrator may provide payroll and other related services to the Group Practice, the Group Practice shall be solely responsible for the payment of Physician Employees' salaries and wages, payroll taxes and all other taxes now or hereafter applicable to their employment. Physician Stockholders shall receive distributions in accordance with their Physician Engagement Agreement. Neither the Group Practice nor its Physicians shall have any claim under this Agreement or otherwise against Administrator for workers' compensation, unemployment compensation or Social Security benefits, all of which shall be the sole responsibility of the Group Practice. The Group Practice shall only employ or contract with licensed physicians or other persons meeting applicable credentialing guidelines established by the Group Practice and approved by the Joint Planning Board. The Group Practice shall cooperate in the obtaining and retaining of professional liability insurance by ensuring that all its Physicians and its employees who may have malpractice exposure or liability, are insurable and by participating in an ongoing risk management program.

        SECTION 4.2 PROFESSIONAL SERVICES. The Group Practice shall provide professional services to patients in compliance at all times with ethical standards, laws, rules and regulations applicable to the operations of the Group Practice and the Physicians. The Group Practice shall ensure that each Physician has all required licenses, credentials, approvals or other certifications to perform his or her duties and services for the Group Practice. In the event that any disciplinary actions or medical malpractice actions are initiated against any Physician, the Group Practice shall inform Administrator within 24 hours of such action and the underlying facts and circumstances. The Group Practice shall carry out a program to monitor the quality of medical care practiced at the Group Practice. The Group Practice shall employ such Physicians as is necessary to provide efficient medical care to patients of the Group Practice.

        SECTION 4.3 MEDICAL PRACTICES. The Group Practice shall use and occupy the Premises exclusively for the practice of medicine and for providing other related services and products. Unless otherwise approved in writing by Administrator, which approval shall not be unreasonably withheld, it is expressly acknowledged by the parties hereto that the medical practice or practices conducted by the Group Practice shall be conducted solely by Physicians associated with the Group Practice, and, except as set forth on Schedule 4.3, no other physician or medical practitioners shall be permitted to use or occupy the Group Practice. The Group Practice shall be solely and exclusively in control of all aspects of the practice of medicine and the delivery of medical services at the Group Practice's Premises and at such outpatient surgery center, acute care hospitals and other facilities as the Group Practice may deem appropriate from time to time. The rendition of all medical professional services, including, but not limited to, diagnosis, treatment, surgery, therapy, the prescription of medicine and drugs, and the supervision and preparation of medical reports shall be the sole responsibility of the Group Practice. Administrator shall have no authority whatsoever with respect to the establishment of fees or charges for the rendition of such services. From time to time, the Group Practice in its discretion will adopt and implement fee schedules for non-prepaid patients which shall be reasonable in relation to fees generally being obtained in the same or similar market areas and for all re-billings and recovery items on prepaid Managed Care Contracts which are authorized and permitted by such contracts, a copy of which and each amendment thereto shall be provided to Administrator for review no later than thirty (30) days prior to the proposed effective date thereof.

        SECTION 4.4 GROUP PRACTICE'S INTERNAL MATTERS. The Group Practice shall be responsible for matters involving its corporate governance, employees and similar internal matters, including, but not limited to, preparation and the contents of such reports to regulatory authorities governing the Group Practice as the Group Practice is required by law to provide, distribution of professional fee income among the Group Practice Physician Stockholders, which will be included in Excluded Group Practice Expenses; PROVIDED, HOWEVER, that such compensation shall be consistent with the Physician Engagement Agreements and Physician Employment Agreements for each Physician. The costs incurred in connection with the foregoing matters shall be Group Practice Expenses.

        SECTION 4.5 GROUP PRACTICE BOARD MEETINGS. Administrator shall have the right to have a non-voting attendee at all meetings of the Members and the Board of Managers of the Group Practice, and shall be entitled to reasonable notice of every such meeting as afforded Members and the Board of Managers.

        SECTION 4.6 NAME. Administrator agrees that the Group Practice shall be entitled to use on a non-exclusive and nontransferable basis at no cost for the term of this Agreement such of the tradenames, service marks and trade marks of Administrator at no cost as may be necessary or appropriate in the performance of the Group Practice's services and obligations hereunder; provided, however, that the Group Practice enter into such Tradename, Service Mark and Trade Mark Agreements as Administrator may require.

        SECTION 4.7 COMPLIANCE WITH LAWS. The Group Practice shall, and shall use its best efforts to cause the Physicians to comply with all applicable federal, state and local laws, rules, regulations and restrictions in the conduct of the Group Practice's business. Without limiting the generality of the foregoing, the Group Practice shall comply, and shall use its best efforts to cause each Physician Employee to comply with all Medical Waste Laws applicable to the operation of the Group Practice in the generation, transportation, treatment, storage, disposal or other handling of Medical Waste (to the extent that the Group Practice or the Physician Employees engage in such activities), and the Group Practice shall not, and shall use its best efforts to forbid any Physician to:

        (a) enter into any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement, to provide services, lease space, lease equipment or engage in any other venture or activity with any physician, hospital, pharmacy, home health agency or other person or entity which is in a position to make or influence referrals to, or otherwise generate business for the Group Practice, if such transaction is in violation of any applicable law, rule or regulation;

        (b) knowingly and wilfully make or cause to be made a false statement or representation of a material fact in any application for any benefit or payment;

        (c) fail to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

        (d) knowingly and willfully pay, solicit or receive any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offer to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid; and

        (e) refer a patient for Designated Health Services to, or provide Designated Health Services to a patient upon a referral from, an entity or person with which the physician or an immediate family member has a financial relationship, other than as permitted by exceptions set forth in Stark.

        SECTION 4.8 ANCILLARY OPERATIONS. The Group Practice shall not acquire, establish or commence the operation of any satellite location, medical office, ambulatory surgery center, health maintenance organization, preferred provider organization, exclusive provider organization or similar entity or organization established or operated by the Group Practice after the date hereof without the prior written consent of Administrator.

        SECTION 4.9 PREMISES AND PERSONAL PROPERTY. The Group Practice shall use its best efforts to prevent damage, excessive wear and tear, and malfunction or other breakdown of the Premises and Personal Property or any part thereof by the Physician Employees. The Group Practice shall promptly inform Administrator in writing of any and all necessary replacements, repairs or maintenance to any of the Premises or Personal Property and any failures of equipment of which it becomes aware. The Group Practice shall comply with all of the covenants and provisions set forth in any leases or subleases for the Premises entered into or assumed by Administrator.

        SECTION 4.10 GROUP PRACTICE EMPLOYEE BENEFIT PLANS

        (a) Effective on the Acquisition Effective Date, the Group Practice shall amend the tax-qualified retirement plan(s) described on Schedule 4.10(c) (the "Group Practice Plan") to provide that employees of the Administrator who are classified as "leased employees" (as defined in Code Section 414(n)) of the Group Practice shall be treated as Group Practice employees for purposes of eligibility and participation in the Group Practice Plan. Not less often than annually, the Group Practice and the Administrator shall agree upon and identify in writing those individuals to be classified as leased employees of the Group Practice (the "designated leased employees"). The Group Practice and the Administrator shall establish mutually agreeable procedures with respect to the participation of designated leased employees in the Group Practice Plan. Such procedures shall be designed to avoid the tax disqualifications of the Group Practice Plan, similar plans of clinics similarly situated, and any similar plan sponsored or maintained by the Administrator from time to time (collectively, the "Plans").

        (b) If the Joint Planning Board determines that the relationship between the Administrator and the Group Practice (and other clinics similarly situated) constitutes an "affiliated service group" (as defined in Code Section 414(m)), the Administrator and the Group Practice shall take such actions as may be necessary to avoid the tax disqualification of the Plans. Such actions may include the amendment, freeze, termination or merger of the Group Practice Plan.

        (c) The Plans described on Schedule 4.10(c) attached hereto are approved by Administrator. The Group Practice shall not enter into any new "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Security Act ("ERISA") without the express written consent of Administrator. The Group Practice shall not offer any retirement benefits or make any material retirement payments other than under the Group Practice Plan to any Group Practice Physician Employee without the express written consent of Administrator. Except as otherwise required by law, the Group Practice shall not materially amend, freeze, terminate or merge the Group Practice Plan without the express written consent of Administrator. In the event of either of the foregoing, the Administrator's consent shall not be withheld if such action would not jeopardize the qualification of any of the Plans. The Group Practice agrees to make such changes to the Group Practice Plan, including the freezing, termination, or merger of the Group Practice Plan, as may be approved by the Joint Planning Board and the Administrator, but only if such changes are necessary to prevent the disqualification of any of the Plans.

        (d) Expenses incurred in connection with the Group Practice Plan or other Group Practice employee benefit plans, including without limitation the compensation of counsel, accountants, corporate trustees, and other agents shall be allocated amongst covered employees and treated as Group Practice Expense, Ancillary Expense or Excluded Clinic Expense, as applicable.

        (e) The employee benefit plan contribution and administration expenses for the Physician Employees shall be included in the Group Practice's operating budget. The Group Practice and the Administrator shall not make employee benefit plan contributions or payments to the Group Practice for their respective employees in excess of such budgeted amounts unless required by law or the terms of the Group Practice Plan. The Administrator shall make contributions or payments with respect to the Group Practice Plan or other Group Practice employee benefit plans; (1) as a Group Practice Expense, on behalf of designated leased employees, and other eligible Group Practice employees; (2) as an Excluded Group Practice Expense on behalf of Physician Employees; and (3) as an Ancillary Expense on behalf of all employees designated as performing Ancillary Services. In the event the Group Practice Plan or other Group Practice employee benefit is terminated, the Administrator shall be responsible, as a Group Practice Expense, for any funding liabilities related to designated leased employees, or other eligible Group Practice employees, excluding any liability for Physician Stockholder or Physician Employee.

        (f) The Administrator shall have the sole and exclusive authority to adopt, amend, or terminate any employee benefit plan for the benefit of its employees, regardless of whether such employees are designated leased employees, unless such actions would require the amendment, freeze or termination of the Group Practice Plan to avoid disqualification of the Group Practice Plan, in which case any such action would be subject to the express prior written consent of the Joint Planning Board. The Administrator shall have the sole and exclusive authority to appoint the trustee, custodian and administrator of any such plan.

        (g) From and after the Acquisition Effective Date, the Group Practice's employees and designated leased employees shall receive credit for prior service with the Group Practice's predecessor for vesting and eligibility purposes under the Group Practice Plan, but only to the extent such service was actually recognized under the Group Practice Plan immediately prior to the Acquisition Effective Date.

        (h) In the event that any "employee welfare benefit plan" ( as defined in ERISA Section 3(l)) maintained or sponsored by the Group Practice must be amended, terminated, modified, or changed as a result of the Group Practice and Administrator being deemed to be a part of an affiliated service group, the Joint Planning Board will replace such plan or plans with a plan or plans that provides those benefits approved by the Joint Planning Board. It shall be the goal of the Joint Planning Board in such event to provide substantially similar or comparable benefits if the same can be provided at a substantially similar cost to the replaced plan.

                                    ARTICLE 5

                              Joint Planning Board

        (a) The parties hereto shall establish a Joint Planning Board which shall be responsible for developing long-term strategic planning objectives and management policies for the overall operation of the Group Practice and shall facilitate communication and interaction between Administrator and the Group Practice. The Joint Planning Board shall consist of six (6) members. Administrator shall designate, in its sole discretion, three (3) members of the Joint Planning Board. The Group Practice shall designate, in its sole discretion, three (3) members of the Joint Planning Board. Actions of the Joint Planning Board must be approved by 2/3rds of Administrator-designated members AND 2/3rds of Group Practice-designated members.

        (b) The Joint Planning Board shall, in addition to the responsibilities set forth elsewhere in this Agreement, have the authority to (i) develop and assist the Group Practice in implementing both long-term strategic objectives and short-term operating plans, (ii) prepare proposals and make recommendations to the Board of Directors of AMP regarding significant capital expenditures, contractual arrangements, capital improvement and expansion projects on behalf of the Group Practice, (iii) with assistance of Administrator, prepare the annual capital and operating budgets of the Group Practice, (iv) consider and make recommendations regarding grievances pertaining to matters not specifically addressed in this Agreement if such matters are referred to it by the Group Practice or Administrator, (v) make recommendations to the Group Practice regarding the performance, number and type of physicians required for the efficient operation of the Group Practice, and (vi) make decisions and recommendations regarding the Group Practice Plan. Subject to Sections 3.4 and 4.1, decisions regarding the hiring or firing of physicians shall be made solely by the Group Practice.

                                    ARTICLE 6

                  Restrictive Covenants and Liquidated Damages

        The parties recognize that the services provided by Administrator hereunder shall be feasible only if the Group Practice operates an active medical practice to which the physicians associated with the Group Practice devote their full business time and attention. Accordingly, the parties hereto agree as follows:

        SECTION 6.1 RESTRICTIVE COVENANTS OF THE GROUP PRACTICE

        (a) NONCOMPETITION. During the term of this Agreement and for a period of one year thereafter, the Group Practice shall not, without the prior written consent of Administrator, (i) establish, operate or provide physician services at any medical office, clinic or other health care facility providing services similar to those provided by the Group Practice, or (ii) engage or participate in any business which engages in competition with the business conducted by AMP Group, in either case, anywhere within twenty (20) miles of any location at which any Physician of the Group Practice has practiced medicine in the last year. This provision shall not apply to any Physician who leaves the Group Practice because of death, disability, full-time retirement, termination without cause or by law. This provision shall not apply to the Group Practice in the event this Agreement is terminated under Section 10.3, below.

        (b) ACKNOWLEDGMENT OF PROPRIETARY INTEREST. The Group Practice recognizes the proprietary interest of Administrator in any Confidential and Proprietary Information (as hereinafter defined). The Group Practice acknowledges and agrees that any and all Confidential and Proprietary Information communications, learned of, developed or otherwise acquired by the Group Practice during the term of this Agreement shall be the property of Administrator. The Group Practice further acknowledges and understands that its disclosure of any Confidential and Proprietary Information will result in irreparable injury and damage to Administrator. As used herein, "Confidential and Proprietary Information" means all trade secrets and other confidential and/or proprietary information of Administrator, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formula, contracts analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas materials or information (other than the Group Practice's original patient records) prepared or performed for, by or on behalf of Administrator by its employees, officers, directors, agents, representatives, or consultants.

        (c) COVENANT NOT-TO-DIVULGE CONFIDENTIAL AND PROPRIETARY INFORMATION. The Group Practice acknowledges and agrees that Administrator is entitled to prevent the disclosure of Confidential and Proprietary Information. The Group Practice agrees that at all times during the term of this Agreement and forever thereafter to hold in strictest confidence and not to disclose to any person, firm or corporation, other than to Physicians and persons engaged by Administrator to further the business of the Group Practice, and not to use except in the pursuit of the business of Administrator, Confidential and Proprietary Information, without the prior written consent of Administrator, unless (i) such information becomes known or available to the public generally through no wrongful act of the Group Practice or its employees, (ii) disclosure is required by law or the rule, regulation or order of any governmental authority under color of law, provided, that prior to disclosing any Confidential and Proprietary Information pursuant to this clause (ii), the Group Practice shall, if possible, give prior written notice thereof to the Administrator and provide Administrator with the opportunity to contest such disclosure, or (iii) the Group Practice reasonably believes that such disclosure is required in connection with a lawsuit to which the Group Practice is a party.

        (d) RETURN OF MATERIALS TO ADMINISTRATOR. In the event of any termination of this Agreement for any reason whatsoever, or at any time upon the request of Administrator, the Group Practice will promptly deliver to Administrator all documents, data and other information in the Group Practice's possession that contains any Confidential and Proprietary Information. The Group Practice shall not take or retain any documents or other information, or any reproduction or excerpt thereof, containing any Confidential and Proprietary Information, unless otherwise authorized in writing by Administrator.

        (e) RETURN OF MATERIALS TO THE GROUP PRACTICE. In the event of any termination of this Agreement for any reason whatsoever, or at any time upon the request of the Group Practice, the Administrator will promptly deliver to the Group Practice all documents, data and other information pertaining to trade secrets or other confidential and/or proprietary information of the Group Practice, unless such documents, data or information is necessary for Administrator to perform its services hereunder, in which case Administrator shall be able to retain such data or information and shall furnish copies of such documents.

        SECTION 6.2 RESTRICTIVE COVENANTS AND LIQUIDATED DAMAGES PROVISIONS. Each Physician Engagement Agreement and each Physician Employment Agreement contain certain restrictive covenants pertaining to covenants not to compete with and not to divulge the confidential and proprietary information of Administrator and the Group Practice ( the "Current Physician Restrictive Covenants"). Each Physician Engagement Agreement and each Physician Employment Agreement contain certain provisions pertaining to the payment of liquidated damages to the Group Practice in certain cases of early termination of such Physician Engagement Agreement or such Physician Employment Agreement (the "Liquidated Damages Provisions"). During the term of this Agreement, the Group Practice shall not amend, alter or otherwise change any term or provision of any Physician Engagement Agreement or Physician Employment Agreement without the prior written consent of Administrator. Following termination of this Agreement, the Group Practice shall not amend, alter or otherwise change any term or provision of the Restrictive Covenants or Liquidated Damages Provisions ("Future Physician Restrictive Covenants"), unless such provisions are no longer in force and effect pursuant to the terms of the applicable Physician Engagement Agreement or Physician Employment Agreement at the time of termination of this Agreement.

        SECTION 6.3 ENFORCEMENT OF PHYSICIAN AGREEMENTS.

        (a) ENFORCEABILITY OF LIQUIDATED DAMAGES PROVISIONS. The Group Practice hereby acknowledges that the Acquisition Consideration and the terms and conditions of this Agreement were determined based upon numerous factors, including the continuity of each Physician's practice and the agreement of Physicians to remain with the Group Practice pursuant to the terms of the Physician Engagement Agreement or the Physician Employment Agreements and to utilize the assets and business overhead required to be provided by Administrator for a period of five (5) years. Accordingly, in the event that the Group Practice shall be entitled to any liquidated damages (the "Liquidated Damages") pursuant to the terms of the Liquidated Damages Provisions, (i) the Group Practice shall pay to Administrator an amount equal to such Liquidated Damages on the date such Liquidated Damages are received by the Group Practice or as otherwise provided in this Section 6.3(a), (ii) at the request of Administrator, the Group Practice shall assign to Administrator such causes of action and/or other rights it has in connection with events and actions giving rise to the Liquidated Damages (the "LD Causes of Action") and shall cooperate with and provide reasonable assistance to Administrator with respect to the pursuit of the LD Causes of Action by Administrator, and (iii) at the request of Administrator, the Group Practice shall seek any and all remedies at law or in equity that it may have available to it in connection with the LD Causes of Action. Administrator shall be entitled to receive all Liquidated Damages and/or other damages or amounts recovered in connection with the LD Causes of Action, which shall not be included in Group Practice Revenues. The costs and expenses incurred by the Group Practice or Administrator in connection with pursuing the LD Causes of Action shall be borne by Administrator and included in Administrator Expenses. In the event that the Group Practice has not initiated proceedings to recover any Liquidated Damages due and owing to the Group Practice within twenty (20) days after a request by Administrator, the Group Practice shall, within five (5) days of a request by Administrator, pay to Administrator an amount equal to such Liquidated Damages. In no event shall the payment by the Group Practice to Administrator of Liquidated Damages relieve the Group Practice of its obligation to assign the LD Causes of Action to Administrator, provided, however, in the event that the Group Practice pays Liquidated Damages to Administrator pursuant to the immediately preceding sentence and the Group Practice has assigned the related LD Causes of Action to Administrator, Administrator shall prosecute such LD Causes of Action and if Administrator recovers such Liquidated Damages, Administrator shall reimburse the Group Practice up to the amount paid to Administrator by the Group Practice out of any Liquidated Damages so recovered.

        (b) ENFORCEMENT OF RESTRICTIVE COVENANTS AND OTHER PROVISIONS. The Group Practice shall enforce the Physician Engagement Agreements and Physician Employment Agreements, including, without limitation, the Restrictive Covenants. Subject to Section 6.3(a) and the following sentence, the costs and expenses of such enforcement shall be included in Group Practice Expenses and all damages and other amounts recovered thereby shall be included in Group Practice Revenues. In the event that, after a request by Administrator, the Group Practice does not pursue any remedy that may be available to it by reason of a breach or default of the Restrictive Covenants or any other provision of the Physician Employment Agreements, upon the request of Administrator, the Group Practice shall assign to Administrator, such causes of action and/or other rights it has with respect thereto; in which case, all costs and expenses incurred in connection therewith shall be borne by Administrator and shall be included in Administrator Expenses, and Administrator shall be entitled to all damages and other amounts recovered thereby.

        SECTION 6.4 REMEDIES. Administrator and the Group Practice acknowledge and agree that a remedy at law for any breach of the provisions of this Article 6 shall be inadequate, and therefore, either party shall be entitled to specific performance and injunctive or other equitable relief in the event of any such breach or attempted breach, in addition to any other rights or remedies available to either party at law or in equity. Each party hereto waives any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of the Restrictive Covenants or this Article 6 relating to the restrictive period, scope of activity restricted and/or the territory described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity restricted or geographical area such court deems reasonable and enforceable under applicable law, the time period, scope of activity restricted and/or area of restriction held reasonable and enforceable by the court shall thereafter be the restrictive period, scope of activity restricted and/or the territory applicable to such provision of the Restrictive Covenants or this Article 6. The invalidity or non-enforceability of any provision of the Restrictive Covenants or this Article 6 in any respect shall not affect the validity or enforceability of the remainder of the Restrictive Covenants or this
Article 6 or of any other provisions of this Agreement.

                                    ARTICLE 7

                       Financial and Security Arrangements

        SECTION 7.1 SERVICE FEES. The Group Practice and Administrator agree that the compensation set forth in this Article 7 is being paid to Administrator in consideration of the services provided and the substantial commitment and effort made by Administrator hereunder and any such fees have been negotiated at arms' length and are fair, reasonable and consistent with fair market value. Administrator shall be paid the following service fees:

        (a) Management of Professional Services: Administrator shall be reimbursed for the amount of all Group Practice Expenses and Ancillary Expenses recorded by Administrator pursuant to the terms of this Agreement;

        (b) Administrator shall receive as compensation an amount equal to percent (__%) of Group Practice Revenues, subject to any adjustments provided for herein (the "Service Fee"); and

        (c) Management of Ancillary Services: Administrator shall receive as additional compensation an amount equal to Ancillary Revenues of the Group Practice minus Ancillary Expenses of the Group Practice multiplied by percent (__%).

        SECTION 7.2 PAYMENTS. The amounts to be paid to Administrator under this
Article 7 shall be calculated by Administrator applying the accrual basis of accounting and shall be payable monthly. Payments due for each calendar month shall be paid on the 15th day following the end of such month (or the first preceding day that is a business day if the 15th day is not a business day) (a "Payment Date"). Such amounts paid shall be estimates based upon available information for such month, adjustments to the estimated payments shall be made to reconcile final amounts due under Section 7.1 on the next Payment Date.

        SECTION 7.3 REPAYMENT. Unless otherwise agreed to by Administrator and the Group Practice, the Group Practice shall repay Administrator for any amounts advanced to the Group Practice to fund obligations of the Group Practice as requested by the Group Practice on the first Payment Date following such advance. The Group Practice shall repay all indebtedness to Administrator in connection with funding for capital expenditures or otherwise as agreed between the Group Practice and Administrator. Any amounts owed to the Administrator by the Group Practice and/or Physicians shall be subject to offset by Administrator against amounts otherwise owed to Group Practice and/or Physicians in the event repayment is not made as agreed.

        SECTION 7.4 SECURITY AGREEMENT. In order to enforce its rights granted hereunder, the Group Practice shall execute a Security Agreement in substantially the form attached hereto as Exhibit 7.4 (the "Security Agreement"). In addition, Group Practice shall cooperate with Administrator and execute all other necessary security documents in connection with the granting and perfection of such security interest (the "Additional Security Documents") to Administrator or at Administrator's option, its lenders. Specifically, the Security Agreement and the Additional Security Documents shall grant perfected first lien security interests in all accounts receivable including Medicare/Medicaid and other governmental receivables to the fullest extent permitted by law, in a form and manner satisfactory to Administrator's legal counsel. All collections in respect of such accounts receivable shall be deposited in a bank account or accounts at a bank designated by Administrator. To the extent that the Group Practice comes into possession of any payments in respect of such accounts receivable, the Group Practice shall promptly remit such payments to Administrator for deposit in Administrator's bank accounts.

        SECTION 7.5 PERFORMANCE INCENTIVE/REDUCTION. It is the intent of the parties to cause the Service Fee to continue to reflect the fair value of management services rendered as and if the revenues and profitability of the Accounting Centers of the Group Practice increase or decrease in relation to the agreement of the parties. Therefore, if the amount of the Service Fee for any period of compensation exceeds the amount by which Group Practice Revenues exceed the sum of Group Practice Expenses and the Compensation of Physician Shareholders of the Accounting Centers in the Group Practice (as further defined in the appropriate Physician Engagement Agreements) (the "Adjusted Service Fee") then the Service Fee shall be decreased by an amount so that such Service Fee equals the Adjusted Service Fee. If the amount of the Service Fee for any period of compensation is less than the amount of the Adjusted Service Fee, then the Service Fee shall be increased by any amount so that such Service Fee equals the Adjusted Service Fee. Recognizing that certain costs and expenses can vary to a considerable degree and that reducing such costs and expenses to the extent practicable is one of the obligations of Administrator herein, the adjustment should serve to maintain the parties negotiated agreement as to the reasonable fair market value of the items and services furnished by Administrator pursuant to this Agreement, considering the nature and volume of the services required and the risks assumed by Administrator.

                                    ARTICLE 8

                                     Records

        All records relating in any way to the operation of the Group Practice (other than original patient medical records contributed to the Group Practice by the Group Practice Physician Stockholders and all original patients records created by the Group Practice after the Acquisition Effective Date) shall, subject to the obligations of the Group Practice to maintain patient medical records pursuant to Section 3.2(d), at all times be the property of Administrator as set forth in Section 3.2(d). During the term of this Agreement, and for a reasonable time thereafter, the Group Practice or its agents shall have reasonable access during normal business hours to the Group Practice's and Administrator's personal and financial records relating to the Group Practice, including, but not limited to, records of collections, expenses with disbursements as kept by Administrator in performing Administrator's obligations under this Agreement, and the Group Practice may copy any or all such records.

                                    ARTICLE 9

                             Insurance and Indemnity

        SECTION 9.1 INSURANCE TO BE MAINTAINED BY THE GROUP PRACTICE. During the term of this Agreement, the Group Practice shall maintain comprehensive professional liability insurance with such carrier as determined jointly by Administrator and the Group Practice, with limits per claim and per physician to be agreed upon by Administrator and the Group Practice and a separate limit of the Group Practice with such deductible as is mutually agreeable by Administrator and the Group Practice. All malpractice premiums and deductibles related thereto shall be included in Excluded Group Practice Expenses. All costs, expenses and liabilities incurred by the Group Practice or Administrator in excess of the limits of such policies shall also be included in Excluded Group Practice Expenses.

        SECTION 9.2 INSURANCE TO BE MAINTAINED BY ADMINISTRATOR. During the term of this Agreement, Administrator will use commercially reasonable efforts to provide and maintain, as a Group Practice Expense, comprehensive professional liability insurance for all professional employees of Administrator, and comprehensive general liability and property insurance covering the Group Practice premises and operations with such limits or coverages as may reasonably be determined to be appropriate by Administrator; provided that Administrator must obtain the Group Practice's approval in the event any such limits or coverages are below the limits and coverages maintained as of the date of this Agreement.

        SECTION 9.3 CONTINUING LIABILITY INSURANCE COVERAGE. The Group Practice shall obtain or require each of its Physicians to obtain comprehensive liability insurance coverage under either a "tail policy" or a "prior acts policy" with the same limits and deductibles as the insurance coverage provided pursuant to
Section 9.1, upon the termination of such physician's relationship with the Group Practice for any reason. In the event that neither the Group Practice nor the Physician obtains such comprehensive liability insurance coverage, Administrator may do so. The cost of such comprehensive liability Insurance coverage shall be included in Group Practice Expenses unless such cost is borne by the Physician.

        SECTION 9.4 ADDITIONAL INSURED. The Group Practice and Administrator agree to use their reasonable efforts to have each other named as an additional insured on the other's respective professional liability insurance programs. The additional cost, if any, associated therewith shall be a Group Practice Expense.

        SECTION 9.5 INDEMNIFICATION. The Group Practice shall indemnify, defend and hold Administrator, AMP and their respective officers, directors, shareholders, employees, agents and consultants (other than such persons who are also officers, directors, shareholders, employees, agents or consultants of the Group Practice) harmless, from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees), not covered by insurance (including self-insured insurance and reserves), whenever arising or incurred, that are caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical services or the performance of any intentional acts, negligent acts or omissions by the Group Practice and/or its shareholders, employees and/or subcontractors (other than Administrator or its employees) during the term of this Agreement. Administrator shall indemnify, defend and hold the Group Practice and its officers, shareholders, directors, employees, agents and consultants harmless from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees), not covered by insurance (including self-insured insurance and reserves), whenever arising or incurred, that are caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of way intentional acts, negligent acts or omissions by Administrator and/or its shareholders, employees and/or subcontractors (other than the Group Practice or its employees) during the term of this Agreement.

        SECTION 9.6 GUARANTY. Administrator hereby guarantees, absolutely and unconditionally, the prompt performance by Administrator and any of its Affiliates of all of its obligations due to the Group Practice under this Agreement.

                                   ARTICLE 10

                              Term and Termination

        SECTION 10.1 TERM OF AGREEMENT. This Agreement shall commence on the date hereof and shall expire on the 40th anniversary hereof unless earlier terminated pursuant to the terms of either Section 10.3 or Section 10.4 or automatically extended pursuant to the terms of Section 10.2

        SECTION 10.2 EXTENDED TERM. Unless earlier terminated as provided for in either Section 10.3 or Section 10.4, the term of this Agreement shall be automatically extended for additional terms of ten (10) years each, unless either party delivers to the other party, not less than twelve (12) months nor earlier than fifteen (15) months prior to the expiration of the preceding term, written notice of such party's intention not to extend the term of this Agreement.

        SECTION 10.3 TERMINATION BY THE GROUP PRACTICE. The Group Practice may terminate this Agreement by giving written notice thereof to Administrator (after the giving of any required notices and the expiration of any applicable waiting periods set forth below) upon the occurrence of any of the following events:

        (a) Administrator shall admit in writing its inability to generally pay its debts when due, apply for or consent to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, file a petition in bankruptcy or make an assignment for the benefit of creditors, or upon other action taken or suffered by Administrator, voluntarily or involuntary, under any federal or state law for the benefit of creditors, except for the filing of a petition in involuntary bankruptcy against Administrator which is dismissed within ninety (90) days thereafter.

        (b) Administrator shall default in the performance of any material duty or material obligation imposed upon it by this Agreement and such default shall continue for a period of ninety (90) days after written notice thereof has been given to Administrator by the Group Practice, provided that the Group Practice may terminate this Agreement, if and only if, such termination shall have been approved by the affirmative vote of the holders of eighty percent (80%) of the interest of the equity holders of the Group Practice.

        SECTION 10.4 TERMINATION BY ADMINISTRATOR. Administrator may terminate this Agreement by giving written notice thereof to the Group Practice (after the giving of and required notices and the expiration of any applicable waiting periods set forth below) upon the occurrence of any of the following events:

        (a) The Group Practice shall admit in writing its inability to generally pay its debts when due, apply for or consent to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, file a petition in bankruptcy or make an assignment for the benefit of creditors, or upon other action taken or suffered by the Group Practice, voluntarily or involuntarily, under any federal or state law for the benefit of debtors, except for the filing of a petition in involuntary bankruptcy against the Group Practice which is dismissed within ninety (90) days thereafter.

        (b) The Group Practice shall default in the performance of any material duty or material obligation imposed upon it by this Agreement, and such default shall continue for a period of ninety (90) days after written notice thereof has been given to the Group Practice by Administrator.

        (c) The Group Practice or any Physician (i) engages in any conduct or is formally accused of conduct for which such Physician's license to practice medicine reasonably would be expected to be subject to revocation or suspension, whether or not actually revoked or suspended, or (ii) is otherwise disciplined by any licensing, regulatory or professional entity or institution, the result of any of which event described in clause (i) or (ii) does or reasonably would be expected to materially adversely affect the Group Practice.

        SECTION 10.5 EFFECTIVE DATE OF TERMINATION. Any termination of this Agreement shall be effective (the "Termination Date") as follows:

        (a) Immediately upon receipt of a termination notice pursuant to Section
10.3 or Section 10.4 (a "Termination Notice"); or

        (b) Upon the expiration of this Agreement pursuant to Section 10.1. and 10.2.

        SECTION 10.6 EFFECT UPON TERMINATION. Upon the Termination Date, this Agreement shall terminate and shall be of no further force and effect; provided, however:

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
        (a) Administrator shall use its efforts to cooperate with the Group Practice for the appropriate transfer of management services. Administrator shall not object to the employment by the Group Practice of Administrator's employees performing services solely for the Group Practice and located at the offices of the Group Practice.

        (b) Each party hereto shall provide the other party with reasonable access to books and records owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

        (c) On the Termination Date, the Group Practice shall (i) assign to Administrator, to the extent permitted by law, all accounts receivable included in Group Practice Revenues that have not been collected and (ii) pay to Administrator an amount equal to such accounts receivable (net of any related allowance for doubtful accounts recorded in accordance with GAAP) that are not assigned to Administrator by the Group Practice. Any other amounts due and owing but unpaid to either Administrator or the Group Practice as of the Termination Date shall be paid promptly by the appropriate party.

        (d) Any and all covenants and obligations of either party hereto which their terms or by reasonable implications are to be performed, in whole or in part, after the termination of this Agreement, shall survive such termination, including, without limitation, the obligations of the parties pursuant to the following Sections: 6.1(b), 6.1(c), 6.1(d), 6.2, 6.3, 9.5, Article 7 and the applicable provisions of Article 11.

                                   ARTICLE 11

                               General Provisions

        SECTION 11.1 ASSIGNMENT. Administrator shall have the right to assign its rights hereunder without the consent of the Group Practice to AMP or any direct or indirect wholly-owned subsidiary of Administrator or AMP (that remains a wholly-owned subsidiary of Administrator or AMP) so long as such assignment does not create any material economic obligations hereunder. The Group Practice hereby agrees that Administrator has the right to grant a security interest in its right to receive payments hereunder to any lending institution from which Administrator or AMP obtains financing.

        SECTION 11.2 AMENDMENTS. This Agreement shall not be modified or amended except by a written document executed by both parties to this Agreement, and such written modification(s) or amendment(s) shall be attached hereto.

        SECTION 11.3 WAIVER OF PROVISIONS. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

        SECTION 11.4 ADDITIONAL DOCUMENTS. Each of the parties hereto agrees to execute any document or documents that may be requested from time to time by the other party to implement or complete such party's obligations pursuant to this Agreement.

        SECTION 11.5 ATTORNEYS' FEES. If legal action is commenced by either party to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

        SECTION 11.6 CONTRACT MODIFICATIONS FOR PROSPECTIVE LEGAL EVENTS. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the date hereof, are interpreted by judicial decisions, a regulatory agency or legal counsel in such a manner as to indicate that this Agreement or any provision hereof may be in violation of such laws or regulations, the Group Practice and Administrator shall amend this Agreement as necessary to preserve the underlying economic and financial arrangements between the Group Practice and Administrator and without substantial economic detriment to either party. To the extent any act or service required of Administrator in this Agreement should be construed or deemed, by any governmental authority, agency or court, to constitute the practice of medicine, the performance of said act or service by Administrator shall be deemed waived and forever unenforceable and the provisions of this Section 11.6 shall be applicable. Neither party shall claim or assert illegality as a defense to the enforcement of this Agreement or any provision hereof, instead, any such purported illegality shall be resolved pursuant to the terms of this Section 11.6 and Section 11.9.

        SECTION 11.7 PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

        SECTION 11.8 ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        SECTION 11.9 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be effected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

        SECTION 11.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF __________________________.

        SECTION 11.11 NO WAIVER; REMEDIES CUMULATIVE. No party hereto shall by any act (except by written instrument pursuant to Section 11.3 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy thereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

        SECTION 11.12 ARBITRATION AND MEDIATION. The parties agree to utilize the following procedure with regard to any contention or claim arising out of or relating to this Agreement, or any breach thereof (a "Dispute"); provided, however, that the provisions in this Section 11.12. shall not be applicable to any LD Cause of Action or other cause of action assigned to Administrator pursuant to Section 6.3 or any Dispute or cause of action related thereto. If any Dispute cannot be settled through direct discussions, the parties hereto agree to endeavor first to resolve the Dispute through mediation in accordance with Section 11.12(a). If the Dispute cannot be resolved through such mediation, the parties hereto agree to resolve such Dispute by binding arbitration in accordance with Section 11.12(b).

        (a) Mediation

                (i) INITIATION OF PROCEDURE. The initiating party shall give written notice to the other party, describing the nature of the Dispute and its claim for relief and identifying one or more individuals with authority to resolve the Dispute on such party's behalf. The other party shall have five (5) days from receipt of such notice within which to designate in writing one or more individuals with authority to resolve the Dispute on such party's behalf.

                (ii) SELECTION OF MEDIATOR. Within ten (10) days from the date of designation by the noninitiating party, the parties shall make a good faith effort to select a person to mediate the Dispute. If no mediator has been selected under this procedure, the parties shall jointly request the National Health Lawyers Association Alternative Dispute Resolution Service to provide a list of qualified attorney-mediators. Within five (5) days of receipt of the list, the parties shall rank the proposed mediators in numerical order of preference, simultaneously exchange such list, and select as the mediator the one who has the best combined ranking. If such mediator is not available to serve, they shall proceed to contact the mediator who was next highest in ranking until they select a mediator.

                (iii) TIME AND PLACE FOR MEDITATION; PARTIES REPRESENTED. In consultation with the mediator selected, the parties shall promptly designate a mutually convenient time in Houston, Texas for the mediation, such time to be no later than twenty (20) days after selection of the mediator. In the mediation, each party shall be represented by persons with authority and discretion to negotiate a resolution of the Dispute, and may be represented by counsel.

                (iv) CONDUCT OF MEDIATION. The mediator shall determine the format for the meetings and the mediation sessions shall be private. The mediator will keep confidential all information learned in private causes with any party unless specifically authorized by such party to make disclosure of the information to the other party. The parties agree that the mediation shall be governed by the provisions of Chapter 154 of the Tex. Civ. Prac. & Rem. Code and such other rules as the mediator shall reasonably prescribe.

                (v) FEES OF MEDIATOR; DISQUALIFICATION. The fees and expenses of the mediator shall be shared equally by the parties. The mediator shall be disqualified as a witness, consultant, expert or counsel for any party with respect to the Dispute and any related matters.

                (vi) CONFIDENTIALITY. Mediation is a compromise negotiation for purposes of federal and state Rules of Evidence that constitutes privileged communication under Texas law. The entire mediation process is confidential, and such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible in any proceeding for any purpose.

        (b) BINDING ARBITRATION

                (i) Following the close of any unsuccessful mediation proceeding with respect to a Dispute, such Dispute shall, at the written request of either party, be finally determined and settled pursuant to arbitration in Houston, Texas by three arbitrators, one to be appointed by Administrator, one by the Group Practice, and a neutral arbitrator to be appointed by such two party-appointed arbitrators, The neutral arbitrator shall be an attorney and act as chairman. Should either party fail to appoint an arbitrator as hereinabove contemplated within five
        (5) days after the party not requesting arbitration has received such written request, or the two arbitrators appointed by or on behalf of the parties as contemplated in this Section 11.12(b) fail to appoint a neutral arbitrator as hereinabove contemplated within five (5) days after the date of the appointment of the last arbitrator appointed by or on behalf of the parties, then the National Health Lawyers Alternative Dispute Resolution Service, upon application of Administrator or of the Group Practice, shall appoint an arbitrator to fill such position with the same force and effect as though such arbitrator had been appointed as hereinabove contemplated.

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
                (ii) The arbitration proceeding shall commence within thirty
        (30) days of the initial written request for arbitration and be conducted in accordance with The Alternative Dispute Resolution Rules of the National Health Lawyers Association. A determination, award or other action shall be considered the valid action of the arbitrators if supported by the affirmative vote of two or three of the three arbitrators. The costs of arbitration (exclusive of attending the arbitration, and of the fees and expenses of legal counsel to such party, all of which shall be borne by such party) shall be shared equally by Administrator and the Group Practice. The arbitration award shall be final and conclusive and shall receive full faith and credit and judgment upon such award may be entered and enforced in any court of competent jurisdiction.

        SECTION 11.13 COMMUNICATIONS. The Group Practice and the Administrator agree that good communication between the parties is essential to the successful performance of this Agreement, and each pledges to communicate fully and clearly with the other on matters relating to the successful operation of the Group Practice.

        SECTION 11.14 CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

        SECTION 11.15 GENDER AND NUMBER. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

        SECTION 11.16 REFERENCE TO AGREEMENT. Use of the words "herein", "hereof', "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

        SECTION 11.17 NOTICE. Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request, or demand must be in writing to be effective and shall be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party of parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

    If to Administrator:                      American Medical Providers, Inc.
                                              3555 Timmons Lane, Suite 1550
                                              Houston, Texas  77027
                                              Attn:  Mr. Jack N. McCrary

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
    With a copy to:                           Baker & Hostetler, LLP
                                              1000 Louisiana, Suite 2000
                                              Houston, Texas  77002
                                              Attn:  Ivan Wood, Esq.

    If to the Group Practice:                 _______________________________
                                              _______________________________
                                              _______________________________

    with a copy to:                           _______________________________
                                              _______________________________
                                              _______________________________

        SECTION 11.18 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        SECTION 11.19 DEFINED TERMS. Terms used in the Exhibits attached hereto with their initial letter capitalized and not otherwise defined therein shall have the meanings assigned to such terms in this Agreement.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GROUP PRACTICE:

________________________________

By: ____________________________
Name: __________________________
Title: _________________________


ADMINISTRATOR:

AMERICAN MEDICAL PROVIDERS, INC.

By: ____________________________
Name: __________________________
Title: _________________________

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